Exhibit 99.3

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are provided for informational purposes only and do not purport to represent what the actual combined results of operations or the combined financial position of the combined company would be had the Acquisition (as defined above) occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position. The unaudited combined financial statements do not reflect any cost savings or synergies which may be realized following the Acquisition.

On October 31, 2017 (the “Closing Date”), CVD Mesoscribe Technologies Corporation, a New York corporation (“Buyer”) and newly formed and wholly-owned indirect subsidiary of the Company and Mesoscribe entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the Asset Purchase Agreement, among other things, the Company acquired (the “Acquisition”) substantially all of the operating assets and business of Mesoscribe (excluding cash, accounts receivable and other specified excluded assets), as more particularly described in the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, the purchase price for the assets acquired in the Acquisition was $800,000, of which $500,000 was paid on the Closing Date and $300,000 may be paid to Mesoscribe as additional contingent consideration based upon the achievement of certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to each of the two (2) consecutive twelve (12) month measurement periods following the Closing Date.

The Asset Purchase Agreement contains usual and customary representations, warranties and covenants of the parties, as well as indemnification provisions.

For the year ended December 31, 2016, the unaudited pro forma combined statement of income gives effect to the twelve months ended December 31, 2016 for CVD Equipment Corporation with the twelve months ended September 30, 2016 for Mesoscribe Technologies, Inc.

For the year ended December 31, 2016, the unaudited pro forma combined statement of income gives effect to the Acquisition as if it had been consummated at the start of the December 31, 2016 year end.

For the period ended June 30, 2017, the unaudited pro forma combined statement of income gives effect to the six month period ended June 30, 2017 for CVD Equipment Corporation and the nine month period ended June 30, 2017 for Mesoscribe Technologies, Inc. and gives effect to the Acquisition as if it had been consummated at the start of the period ended June 30, 2017.

The unaudited pro forma balance sheet as of June 30, 2017 gives effect to the Acquisition as if it had been consummated on that date.

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

JUNE 30, 2017

	CVD	Mesoscribe	Pro Forma
	Historical	Historical	Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$21,477,068	$303,684	$(803,684)	(a)	$20,977,068
Accounts receivable, net	1,852,047	70,689	(70,689)	(a)	1,852,047
Costs and estimated earnings in excess of billings on contracts in progress	3,027,086				3,027,086
Inventories, net	3,101,557	95,579	(70,579)	(d)	3,126,557
Other current assets	344,025	207,005	(207,005)	(a)	344,025
Total Current Assets	29,801,783	676,957	(1,151,957)

Property, plant and equipment	14,122984	92,367	257,633	(b)	14,472,984
Construction in progress	156,518				156,518

Deferred income taxes	1,952,296	231,660	(231,660)	(a)	1,952,296
Other assets	271,665	36,072	(36,072)	(a)	271,665
Intangible assets, net	240,304	128,117	296,883	(c)	665,304

Total Assets	$46,545,550	$1,165,173	$(865,173)		$46,845,550

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,173,384	$3,010	$(3,010)	(a)	$1,173,384
Accrued expenses	2,121,702	113,564	(113,564)	(a)	2,121,702
Current maturities of long-term debt	300,000	---			300,000
Billings in excess of costs and
Estimated earnings on contracts
In progress	2,984,621	---			2,984,621
Deferred revenue	98,509	---			98,509
Total Current Liabilities	6,678,216	116,574	(116,574)		6,678,216

Long-term debt, net of current portion	2,815,508	---			2,815,508
Due to Mesoscribe Technologies Inc.			300,000		300,000
Loans from shareholders	---	20,743	(20,743)	(a)	---
Total Liabilities	9,493,724	137,317	162,683		9,793,724

Commitments and contingencies			---		---

Stockholders’ Equity
Common stock	63,812	10,500	(10,500)	(a)	63,812
Additional paid-in capital	24,588,783	16,109	(16,109)	(a)	24,588,783
Retained earnings	12,399,231	1,001,247	(1,001,247)	(a)	12,399,231
Total stockholders’ equity	37,051,826	1,027,173	(1,027,856)		37,051,826

Total Liabilities and Stockholders’
Equity	$46,545,550	$1,165,173	$(865,173)		$46,845,550

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	CVD	Mesoscribe	Pro forma
	Historical	Historical	Adjustments	Notes	Pro Forma

Revenue	$20,480,326	$640,252			$21,120,578

Cost of revenue	11,898,737	276,476	21,875	(e)	12,197,088
Gross profit	8,581,589	363,776	(21,875)		8,923,490

Operating expenses:
Research and development	181,300				181,300
Selling and shipping	638,325				638,325
General and administrative	4,214,388	615,491	10,625	(f)	4,840,504
Total operating expenses	5,034,013	615,491	10,625		5,660,129

Operating income.(loss)	3,547,576	(251,715)	(32,500)		3,263,361

Other income/(expense):
Interest income	26,053	145			26,198
Interest expense	(35,244)				(35,244)
Other income/(expense)	439	100,561	(100,561)	(g)	439
Total other (expense)	(8,752)	100,706	(100,561)		(8,607)

Income/(loss) before income taxes	3,538,824	(151,010)	(133,061)		3,254,754

Income tax	1,257,915	(1,100)	1,100	(g)	1,257,915

Net income/(loss)	$2,280,909	$(152,110)	$(131,961)		$1,996,838

Weighted average common shares
Outstanding
Basic	6,370,244				6,370,244
Diluted	6,404,761				6,404,761

Net income per common share
Basic	0.36				0.31
Diluted	0.36				0.31

CVD EQUIPMENT CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

	CVD	Mesoscribe	Pro Forma		Pro
	Historical	Historic	Adjustments	Notes	Forma

Revenue	$20,955,347	$856,922			$21,812,269

Cost of revenue	13,850,824	212,991	43,750	(e)	14,107,565
Gross profit	7,104,523	643,931	(43,750)		7,704,704

Operating expenses:
Research and development	433,844				433,844
Selling and shipping	1,097,661				1,097,661
General and administrative	6,926,487	1,002,036	21,250	(f)	7,949,773
Litigation settlement	(628,905)				(628,905)
Total operating expenses	7,829,087	1,002,036	21,250		8,852,373

Operating (loss)	(724,564)	(358,105)	(65,000)		(1,147,669)

Other income/(expense):
Interest income	28,233	202			28,435
Interest expense	(79,861)				(79,861)
Other income/(expense)	123,006				123,006
Total other (expense)	71,378	202			71,580

Income/(loss) before income taxes	(653,186)	(357,903)	(65,000)		(1,076,089)

Income tax (benefit)	(504,061)	(142,073)			(646,134)

Net (loss)	$(149,124)	$(215,830)	$(65,000)		$(429,955)

Weighted average common shares
Outstanding
Basic	6,285,815				6,285,815
Diluted	6,281,815				6,285,815

Net income per common share
Basic	(0.02)				(0.07)
Diluted	(0.02)				(0.07)

Notes to Unaudited Pro forma Combined Financial Statements

1.     Purchase Price

The unaudited pro forma combined financial statements reflect the acquisition of certain assets by the Company effective October 31, 2017.

Cash paid at closing	$428,713
Net asset adjustment	71,287
Contingent consideration	300,000
Total purchase price	$800,000

The Company agreed to make additional payments (“Contingent Consideration”) to Mesoscribe as additional contingent consideration based upon the achievement of certain revenue thresholds and other criteria set forth in the Asset Purchase Agreement with respect to each of the two (2) consecutive twelve (12) month measurement periods following the Closing Date.

2.     The following pro forma adjustments are based upon management’s preliminary estimates. These are subject to finalization.

(a)     To eliminate historical Mesoscribe amounts not acquired or assumed.

(b)     To record the preliminary estimate of the increase to property and equipment acquired to estimated fair value.

(c)     The fair values of the identifiable intangible assets are based on current information and are subject to change.

(d)     To adjust inventory to its estimated fair value.

(e)     To reflect additional depreciation resulting from the increase in the fair value of the fixed assets at the date of acquisition over the historical value. Fixed assets are depreciated over periods ranging from 5 to 39.5 years.

(f)     To reflect amortization of estimated identifiable intangible assets, arising from the acquisition.

(g)     To adjust the provision for income taxes to reflect the estimate provision for taxes on a pro forma combined basis.